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                                                                    EXHIBIT 99.1


                                                                [LOGO OF WESTAR]



                                                     Media contact:
                                                     Corporate Communications
                                                     Phone: 785.575.8401
                                                     FAX: 785.575.6399
                                                     news@wr.com


                     WITTIG PLACED ON ADMINISTRATIVE LEAVE;
                     INTERIM PRESIDENT, CEO TO BE ANNOUNCED

         TOPEKA, Kan., November 7, 2002 -- Westar Energy learned today of the indictment of David C. Wittig and Clinton Odell Weidner, II by a federal grand jury in Topeka, Kan., making allegations relating to personal dealings between Mr. Wittig and Mr. Weidner. Mr. Wittig has requested that the company's Board of Directors place him on administrative leave so that he can devote his time and energy to his personal defense. The Board of Directors has agreed to this request and has placed Mr. Wittig on administrative leave without pay. The board intends to appoint an acting president and chief executive officer promptly.

         Westar Energy, Inc. (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of approximately $7 billion, including security company holdings through ownership of Protection One, Inc. (NYSE: POI) and Protection One Europe, which have approximately 1.2 million security customers. Westar Energy is the largest electric utility in Kansas providing service to about 647,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 34,700 miles of electric distribution and transmission lines. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa, Okla.- based natural gas company, Westar Energy has a 44.7 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

         For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

         Forward-looking statements: Certain matters discussed here and elsewhere in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed separation of Westar Industries, Inc. from our electric utility businesses and the possible sale of our ONEOK, Inc. stock, compliance with debt and other restrictive covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation or re-regulation; ongoing municipal, state and federal activities, such as the Wichita municipalization effort; future economic conditions; political, legislative and regulatory developments; regulated and competitive markets; changes in the 10-year United States Treasury rates and the corresponding impact on the fair value of our call option contract, and other circumstances affecting anticipated operations, sales and costs. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.